UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

July 2, 2021

Date of Report (date of earliest event reported)

The Beachbody Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39735	85-3222090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3301 Exposition Blvd, Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 883-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BODY	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A common stock at an exercise price of $11.50	BODY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 2, 2021, the Board of Directors (the “Board”) of The Beachbody Company, Inc. (the “Company”) approved a form of indemnification agreement, and it is expected that each of the Company’s directors and executive officers will enter into such indemnification agreement. The form of indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from service to the Company or, at the Company’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreement, the form of which is included as Exhibit 10.1 and is incorporated herein by reference.

Item 4.01. Changes in Registrant’s Certifying Accountant.

On July 2, 2021, the audit committee of the Board approved the appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm, subject to satisfactory completion of their client acceptance procedures. EY served as The Beachbody Company Group, LLC’s (“Old Beachbody”) independent registered public accounting firm prior to Old Beachbody’s previously announced business combination (the “Business Combination”) with Forest Road Acquisition Corp. (“Forest Road”). Accordingly, also on July 2, 2021, the Company dismissed WithumSmith+Brown, PC (“Withum”), who served as Forest Road’s independent registered public accounting firm prior to the Business Combination, as the Company’s independent registered public accounting firm.

The report of Withum, dated May 3, 2021, on Forest Road’s balance sheet as of December 31, 2020 and the related statements of operations, for the period from September 24, 2020 (inception) through December 31, 2020 and the related notes (collectively referred to as the “Forest Road financial statements”) did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles other than the restatement of the Company’s financial statements for the period ended December 31, 2020..

During the period from September 24, 2020 (inception) through December 31, 2020, and the subsequent interim period through June 25, 2021, there were no (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report, or (ii) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

During the period from September 24, 2020 (inception) through December 31, 2020, and the subsequent interim period through June 25, 2021, neither Forest Road nor anyone on its behalf consulted EY regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Forest Road’s financial statements, and neither a written report nor oral advice was provided to Forest Road that EY concluded was an important factor considered by Forest Road in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” each as defined in Regulation S-K Item 304(a)(1)(iv) and 304(a)(1)(v), respectively.

The Company has provided Withum with a copy of the above disclosures, and Withum has furnished the Company with a letter addressed to the SEC stating that it agrees with the statements made above. A copy of Withum’s letter, dated July 8, 2021, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements for Executive Officers

2021 Incentive Award Plan

In connection with the Closing of the Business Combination, the Board ratified the previous adoption of the 2021 Incentive Award Plan (the “2021 Plan”) under which the Company may grant cash and equity incentive awards to its eligible service providers in order to attract, motivate and retain the talent for which the Company competes.

Employees, consultants and directors of the Company, and employees and consultants of its subsidiaries, are eligible to receive awards under the 2021 Plan. The 2021 Plan is administered by the Board, which may delegate its duties and responsibilities to one or more committees of the Company’s directors and/or officers (referred to collectively as the “plan administrator”), subject to the limitations imposed under the 2021 Plan, Section 16 of the Securities Exchange Act of 1934, as amended, stock exchange rules and other applicable laws. The plan administrator has the authority to take all actions and make all determinations under the 2021 Plan, to interpret the 2021 Plan and award agreements and to adopt, amend and repeal rules for the administration of the 2021 Plan as it deems advisable. The plan administrator also has the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the 2021 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2021 Plan.

An initial aggregate of 30,442,594 shares of Class A common stock are available for issuance under the 2021 Plan and the maximum number of shares of Class A common stock that may be issued pursuant to the exercise of incentive stock options granted under the 2021 Plan, is 200,000,000. The aggregate share limit under the 2021 Plan will be subject to an annual increase on the first day of each calendar year beginning January 1, 2022 and ending on and including January 1, 2031 equal to the lesser of (i) a number equal to 5% of the aggregate number of shares of Class A common stock and Class X common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as is determined by the Board.

The foregoing description of the 2021 Plan does not purport to be complete and is subject to and qualified in its entirety by reference to such 2021 Plan and form stock option and restricted stock unit award agreements thereunder, copies of which are included as Exhibits 10.2, 10.4 and 10.5, respectively.

Equity Awards Under 2021 Plan

In connection with the Closing of the Business Combination, the Board approved the grant of stock options to purchase shares of Class A common stock to our named executive officers, as set forth in the table below, pursuant to the 2021 Plan and the form of option agreement. The number of shares subject to each option is set forth in the table below.

The options will vest and become exercisable as to 25% of the shares underlying the option on each of the first four anniversaries of the date on which the option is granted, subject to continued employment through the applicable vesting date.

Name	Number of Shares Underlying Option
Carl Daikeler, Chairman and Chief Executive Officer	1,007,902
Jon Congdon, Chief Executive Officer, Openfit	335,967
Sue Collyns, President and Chief Financial Officer	335,967
Robert Gifford, President and Chief Operating Officer	335,967

2021 Employee Stock Purchase Plan

In connection with the Closing of the Business Combination, the Board ratified the previous adoption the 2021 Employee Stock Purchase Plan (the “2021 ESPP”) under which certain employees of the Company and its participating subsidiaries are provided with the opportunity to purchase Class A common stock at a discount through accumulated payroll deductions during successive offering periods.

The 2021 ESPP is administered by the compensation committee of the Board (referred to collectively as the “plan administrator”). The plan administrator has the authority to take all actions and make all determinations under the 2021 ESPP, to interpret the 2021 ESPP and to adopt, amend and repeal rules for the administration of the 2021 ESPP as it deems advisable.

An aggregate of 3,044,259 shares of Class A common stock are initially available for issuance under the 2021 ESPP. In addition, the number of shares of Class A common stock available for issuance under the ESPP will be annually increased on January 1 of each calendar year beginning in 2022 and ending in 2031, by an amount equal to the lesser of (i) 1% of the aggregate number of shares of Class A common stock and Class X Common Stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as determined by the Board. The maximum number of shares that may be issued under the 2021 ESPP is 100,000,000.

The foregoing description of the 2021 ESPP does not purport to be complete and is subject to and qualified in its entirety by reference to such 2021 ESPP, a copy of which is included herewith as Exhibit 10.7.

Amended and Restated 2020 Equity Compensation Plan

In connection with the Closing of the Business Combination, the Board terminated the Company’s Amended and Restated 2020 Equity Compensation Plan (the “2020 Plan”). However, any outstanding awards granted under the 2020 Plan will remain outstanding subject to the terms of the 2020 Plan and applicable award agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description

10.1*^	Form of Indemnification Agreement.

10.2*^	The Beachbody Company, Inc. 2021 Incentive Award Plan.

10.3*^	The Beachbody Company, Inc. 2021 Employee Stock Purchase Plan.

10.4*^	Form of Stock Option Agreement pursuant to The Beachbody Company, Inc. 2021 Incentive Award Plan.

10.5*^	Form of RSU Agreement pursuant to The Beachbody Company, Inc. 2021 Incentive Award Plan.

10.6^	Non-Employee Director Compensation Program (incorporated by reference to Exhibit 10.11 to Amendment No. 5 to the S-4).

10.7*^	The Beachbody Company, Inc. Amended and Restated 2020 Equity Compensation Plan.

16.1*	Letter from WithumSmith+Brown, PC to the Securities and Exchange Commission.

*	Filed or furnished herewith
^	Indicates management contract or compensatory plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2021

The Beachbody Company, Inc.

By:	/s/ Jonathan Gelfand
Name: Jonathan Gelfand
Title: Chief Legal Officer